Exhibit 99.1

comScore, Inc. Reports Fourth Quarter and Full Year 2015 Results

Record Quarterly Revenues and Adjusted EBITDA Performance

$125 Million Stock Buy-Back Program Announced

Merger with Rentrak Completed

RESTON, VA - February 17, 2016 - comScore, Inc. (NASDAQ: SCOR), today announced financial results for the fourth quarter and full year 2015.
Fourth Quarter and Full Year 2015
comScore achieved record fourth quarter GAAP revenue of $97.7 million, an increase of 8% compared to the fourth quarter of 2014. GAAP income before income taxes was $6.5 million. GAAP net income was $4.4 million, or $0.11 per diluted share. Free cash flow for the fourth quarter was $10.7 million, up 68% from the same quarter last year.
Fourth quarter 2015 results and metrics compared to fourth quarter 2014 on a proforma basis* were as follows:

•	Revenue of $97.7 million, up 10%.

•	Adjusted EBITDA of $27.4 million, up 30%.

•	Adjusted EBITDA margin was 28.1% of revenue, up 440 basis points.

•	Non-GAAP net income was $18.9 million, up 19%.
comScore achieved record annual GAAP revenue of 368.8 million, an increase of 12% compared to 2014. GAAP loss before income taxes was ($5.0) million, GAAP net loss was $(6.8) million or $(0.18) per basic and diluted share. Free cash flow for the year ended December 31, 2015 was $55.3 million, up 32%.
Full year to date 2015 results and metrics compared to the twelve months ended December 31, 2014 on a proforma basis* were as follows:

•	Revenue of $368.4 million, up 13%.

•	Adjusted EBITDA of $95.0 million, up 25%.

•	Adjusted EBITDA margin was 25.8% of revenue, up 250 basis points.

•	Non-GAAP net income was $69.6 million, up 27%.

* comScore disposed of its Mobile Operator Analytics Division in May. All historical pro forma results and growth rates included in the foregoing reflect adjustments to exclude the Company's Mobile Operator Analytics Divisions as of the beginning of 2014 for the purposes of consistent presentation and are based on management's estimates of the revenue and results of operations for this business. See Reconciliation of Revenue and Income before Income Taxes to non-GAAP Revenue, non-GAAP Income and Adjusted EBITDA set forth in the attachment to this press release.

"I'm very pleased to announce that comScore delivered record revenues, record Adjusted EBITDA and strong net income from operations,” said Serge Matta, Chief Executive Officer of comScore. "With the completion of our merger with Rentrak and the introduction of our new Total Home PanelTM, we are moving swiftly and decisively to deliver the cross media solutions and currencies we know our clients need. We continue to see momentum in our audience and advertising solutions, including Media Metrix Multi-Platform and vCE. We kicked off 2016 with an important milestone, announcing Media Ratings Council accreditation for Media Metrix, the first time the MRC has accredited a digital audience measurement service. Additionally, we are highly optimistic on the future of the new comScore and as such are initiating a new $125 million Stock Buyback Program."

Fourth Quarter 2015 Supplemental Financial and Business Information
(dollars in millions)
(unaudited)

	Pro Forma 4Q15*	Pro Forma 4Q14*	Change
Total Revenue	$97.7	$89.1	9.7%
Subscription Revenue	$88.9	$81.0	9.8%
Project Revenue	$8.8	$8.1	8.6%
Existing Customer Revenue	$90.0	$82.4	9.2%
New Customer Revenue	$7.7	$6.7	14.9%
International Revenue	$26.7	$25.4	5.1%
US Revenue	$71.0	$63.7	11.5%

Adjusted EBITDA	$27,400	$21,077	30.0%
Customer Count	2,770	2,545	8.8%
* comScore disposed of its Mobile Operator Analytics Division in May 2015. All historical pro forma results and growth rates included in the foregoing reflect adjustments to exclude the Company's Mobile Operator Analytics Division as of the beginning of 2014 for the purposes of consistent presentation and are based on management's estimates of the revenue and results of operations for this business. See Reconciliation of Revenue and Income before Income Taxes to non-GAAP Revenue, non-GAAP Income and Adjusted EBITDA set forth in the attachment to this press release.

Financial Outlook
comScore's expectations for the first quarter of 2016 are outlined in the table below.

GAAP revenue	$105 million to $111 million

GAAP (loss) / income before income taxes	($1.9) million to $6.5 million

Adjusted EBITDA***	$19.0 million to $23.5 million

Estimated fully-diluted shares	52.0 million
comScore's expectations for full year 2016 are outlined in the table below.

GAAP revenue	$508.0 million to $532.0 million

GAAP (loss) before income taxes	($26.9) million to ($3.5) million

Adjusted EBITDA***	$116.0 million to $132.0 million

Estimated fully-diluted shares	56.2 million

***	Reconciliations of GAAP to non-GAAP measures are set forth in the attachment to this press release.
comScore's revenue expectations for the first quarter and full year 2016 includes anticipated effects of divesting its Digital Analytics division, which closed in January 2016, and completion of its acquisition of Rentrak on January 29, 2016.
Due to the high variability and difficulty in predicting certain items that affect GAAP net income, such as tax rates and stock price, comScore is unable to provide a complete reconciliation of adjusted EBITDA to net income (loss) on a forward-looking basis without unreasonable efforts. However, a reconciliation of forward-looking adjusted EBITDA to GAAP income (loss) before income taxes is set forth in the attachment to this press release.
Conference Call Information
Management will provide commentary on the company's results in a conference call on Wednesday, February 17th at 8:30 a.m. ET.
The conference call and replay can be accessed by telephone and webcast as follows:
Call-in Number: 844-848-8734
(International) 678-562-4248
Pass code - 27649746
Webcast (live and replay): http://ir.comscore.com/events.cfm

About comScore
comScore (NASDAQ: SCOR) is a leading cross-platform measurement company that precisely measures audiences, brands and consumer behavior everywhere. comScore completed its merger with Rentrak Corporation in January 2016 to create the new model for a dynamic, cross-platform world. Built on precision and innovation, our unmatched data footprint combines proprietary digital, TV and movie intelligence with vast demographic details to quantify consumers' multiscreen behavior at massive scale. This approach helps media companies monetize their complete audiences and allows marketers to reach these audiences more effectively. With more than 3,200 clients and global footprint in more than 75 countries, comScore is delivering the future of measurement. For more information on comScore, please visit comscore.com.

Non-GAAP Financial Measures
comScore reports all financial information required in accordance with generally accepted accounting principles (GAAP). comScore believes, however, that evaluating its ongoing operating results will be enhanced if it also discloses certain non-GAAP information because it is useful to understand comScore's performance, as it excludes non-cash and other charges that many investors believe may obscure comScore's on-going operating results.
For example, comScore uses non-GAAP net income, which excludes stock-based compensation, amortization of acquired intangible assets, impairment of intangible assets, costs from acquisitions, restructurings and other infrequently occurring items, non-cash deferred tax provision and litigation and related settlement costs. comScore reports non-GAAP EPS (diluted), which uses non-GAAP net income in lieu of GAAP net income in calculating earnings per share. comScore uses adjusted EBITDA, which adjusts net income (loss) for amortization of intangible assets, impairment of intangible assets, stock-based compensation, costs related to acquisitions, restructuring and other infrequently occurring items, settlement of litigation, gains or losses on dispositions, pro forma adjustments to exclude lines of business that have been acquired during the periods presented, current cash tax provision, depreciation, and interest expense (income), net. Adjusted EBITDA margin is the quotient of Adjusted EBITDA divided by total revenue.
The company believes that excluding certain costs from non-GAAP net income, non-GAAP EPS, and adjusted EBITDA provides a meaningful indication to investors of the expected on-going operating performance of the company. Specifically as it relates to acquisitions and restructurings, the exclusion of these costs reflects the expected benefits realized or to be realized upon the integration of acquired entities into comScore, and the realized benefits of the restructurings. In addition, the company believes that adjusting for the pro forma effect of the expected sale of the company's Mobile Operator Analytics Division promotes better comparability of the company's financial statements.
comScore disposed of its Mobile Operator Analytics Division in May 2015. comScore has presented 2014 and 2015 historical non-GAAP pro forma revenue to exclude the Company's Mobile Operator Analytics Division as of the beginning of 2014.  Historical adjusted pro forma EBITDA also excludes the estimated effects of operations related to the Mobile Operator Analytics Division products.  comScore also disposed of its Digital Analytix (or DAx) division in January 2016. Expected non-GAAP pro forma revenue and adjusted pro forma EBITDA do not include any effects of operations related to DAx after December 31, 2015.  In each case, these pro forma presentations are provided for the purposes of consistent presentation and are based on management's estimates of the revenue and results of operations of such products and divisions.
Whenever comScore uses such historical non-GAAP financial measures, it provides a reconciliation of historical non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measure included in the financial tables accompanying this release. Although the company provides a reconciliation of historical non-GAAP financial measures, due to the high variability and difficulty in predicting certain items that affect net income, such as tax rates and stock price, comScore is unable to provide a complete reconciliation of adjusted EBITDA to net income on a forward-looking basis without unreasonable efforts. However, a reconciliation of forward-looking adjusted EBITDA to GAAP income (loss) before income taxes is set forth in the attachment to this press release.
These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. The use of certain non-GAAP financial measures requires management to make estimates and assumptions regarding amounts of assets and liabilities and the amounts of revenue and expense during the reporting periods. comScore bases its estimates on historical experience and assumptions that it believes are reasonable. Actual results could differ from those estimates.

Cautionary Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, comScore’s expectations as to the development of new products, particularly in cross-media measurement; comScore’s expectations as to adoption of new products and services by customers; expectations regarding continued growth of comScore’s customer base; expectations as to comScore’s strategy, market position, growth in revenue and margin expansion, impact and financial benefits of certain products; expectations regarding the benefits of and performance on relationships, such as those with Spotify, Google and WPP/Kantar; expectations regarding the strategic and financial benefits of certain strategic transactions and acquisitions; such as the recently completed acquisition of Rentrak Corporation and disposition of comScore’s Digital Analytix assets; expectations and forecasts of future financial performance, including related growth rates and components thereof and effects of acquisitions; and assumptions related to growth for the fourth quarter and full year of 2015 and beyond. These statements involve risks and uncertainties that could cause comScore’s actual results to differ materially, including, but not limited to: comScore’s ability to develop new products, particularly in cross-media measurement; comScore’s ability to integrate Rentrak’s business with its own; comScore’s ability to sell new or additional products and attract new customers; comScore’s ability to generate strong revenue and margin growth in future periods; comScore’s ability to develop new products; comScore’s ability to sell additional subscription-based products to customers; comScore’s ability to sell additional products and services to existing customers; and the volatility of quarterly results and expectations.

For a detailed discussion of these and other risk factors, please refer to comScore's Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Report on Form 10-Q for the three months ended September 30, 2015 and other filings comScore makes from time to time with the Securities and Exchange Commission (the “SEC”), which are available on the SEC's Web site ( http://www.sec.gov ).
Stockholders of comScore are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. comScore does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.

Contact:
Melvin Wesley, III
Chief Financial Officer
comScore, Inc.
(703) 438-2305
mwesley@comscore.com

comScore, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(unaudited)		(unaudited)	*
Revenue	$97,669	$90,103	$368,817	$329,151
Cost of revenue (excludes amortization of intangible assets) (1)	31,893	26,303	116,152	97,467
Selling and marketing (1)	26,238	24,734	101,614	103,525
Research and development (1)	14,035	21,172	63,972	60,364
General and administrative (1)	14,634	19,971	71,675	62,923
Amortization of intangible assets	3,844	1,444	13,748	7,230
Impairment of intangible assets	—	2,780	—	9,722
Loss on asset disposition	—	—	5,226	—
Settlement of litigation, net	(90)	(80)	(920)	2,700
Total expenses from operations	90,554	96,324	371,467	343,931
Income (loss) from operations	7,115	(6,221)	(2,650)	(14,780)
Interest and other expense, net	(445)	(358)	(1,626)	(1,247)
(Loss) gain from foreign currency	(212)	556	(741)	809
Income (loss) before income tax (provision) benefit	6,458	(6,023)	(5,017)	(15,218)
Income tax (provision) benefit	(2,069)	3,363	(1,745)	5,315
Net income (loss)	$4,389	$(2,660)	$(6,762)	$(9,903)
Net income (loss) per common share:
Basic	$0.11	$(0.08)	$(0.18)	$(0.29)
Diluted	$0.11	$(0.08)	$(0.18)	$(0.29)
Weighted-average number of shares used in per share calculation - common stock:
Basic	38,963,798	33,649,201	37,879,091	33,689,660
Diluted	39,422,834	33,649,201	37,879,091	33,689,660

(1) Amortization of stock-based compensation is included in the line items above as follows:
Cost of revenue	$1,015	$1,336	$5,449	$4,007
Selling and marketing	$3,326	$1,587	$11,502	$10,778
Research and development	$1,099	$2,030	$5,630	$4,610
General and administrative	$2,526	$10,578	$24,402	$22,578

* Information derived from the audited Consolidated Financial Statements

comScore, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)

	December 31, 2015	December 31, 2014
	(Unaudited)	*
Assets
Current assets:
Cash and cash equivalents	$146,986	$43,015
Accounts receivable, net of allowances of $2,360 and $2,079, respectively	88,788	98,185
Prepaid expenses and other current assets	20,799	11,015
Assets held for sale	15,522	5,692
Total current assets	272,095	157,907
Property and equipment, net	45,199	42,365
Other non-current assets	929	1,017
Deferred tax assets	32,486	33,345
Intangible assets, net	103,943	15,793
Goodwill	108,590	103,525
Total assets	$563,242	$353,952
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$5,659	$3,421
Accrued expenses	28,217	37,212
Deferred revenue	79,802	92,013
Deferred rent	1,418	1,738
Capital lease obligations	16,945	13,353
Liabilities held for sale	9,637	3,873
Total current liabilities	141,678	151,610
Deferred rent	8,594	9,738
Deferred revenue	1,445	2,063
Deferred tax liabilities	533	1,182
Capital lease obligations	16,094	13,072
Other long-term liabilities	1,021	1,022
Total liabilities	169,365	178,687
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	40	36
Additional paid-in capital	613,833	324,176
Accumulated other comprehensive loss	(11,480)	(5,591)
Accumulated deficit	(99,838)	(93,076)
Treasury stock	(108,678)	(50,280)
Total stockholders’ equity	393,877	175,265
Total liabilities and stockholders’ equity	$563,242	$353,952

* Information derived from the audited Consolidated Financial Statements

comScore, Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Twelve Months Ended December 31,
	2015	2014
	(unaudited)	*
Operating activities:
Net loss	$(6,762)	$(9,903)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	21,740	17,983
Amortization of intangible assets	13,748	7,230
Impairment of intangible assets	—	9,722
Provision for bad debts	2,847	2,576
Stock-based compensation	46,983	41,973
Amortization of deferred rent	(1,747)	(1,414)
Deferred tax provision (benefit)	256	(13,064)
Loss on asset disposition	5,226	75
Nonmonetary (income) loss, net	(8,205)	12
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(5,379)	(16,705)
Prepaid expenses and other assets	(1,252)	(3,101)
Accounts payable, accrued expenses, and other liabilities	(8,287)	4,959
Deferred revenue	370	9,118
Deferred rent	344	36
Net cash provided by operating activities	59,882	49,497
Investing activities:
Acquisitions, net of cash acquired	(10,117)	(3,896)
Purchase of property and equipment	(4,552)	(7,649)
Cash paid for asset disposition	(2,535)	—
Net cash used in investing activities	(17,204)	(11,545)
Financing activities:
Proceeds from the issuance of common stock	204,741	—
Proceeds from the exercise of stock options	11,623	108
Repurchase of common stock (withholding taxes)	(27,984)	(15,712)
Repurchase of common stock (treasury shares)	(105,916)	(37,171)
Excess tax benefits from stock-based compensation	512	5,757
Principal payments on capital lease obligations	(16,323)	(12,081)
Equity issuance costs	(3,356)	—
Net cash provided by (used in) financing activities	63,297	(59,099)
Effect of exchange rate changes on cash	(2,004)	(3,633)
Net increase (decrease) in cash and cash equivalents	103,971	(24,780)
Cash and cash equivalents at beginning of period	43,015	67,795
Cash and cash equivalents at end of period	$146,986	$43,015

* Information derived from the audited Consolidated Financial Statements

Reconciliation of Revenue and Income before Income Taxes to Non-GAAP Revenue,
Non-GAAP Net Income and Adjusted EBITDA
(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(unaudited)		(unaudited)

Revenue	$97,669	$90,103	$368,817	$329,151
Adjustment to exclude Mobile Operator Analytics Division	—	(987)	$(401)	(4,001)
Non-GAAP Revenue (1)	$97,669	$89,116	$368,416	$325,150

Income (loss) before income taxes	$6,458	$(6,023)	$(5,017)	$(15,218)
Deferred tax (provision) benefit	(423)	6,951	(256)	13,064
Current tax provision	(1,646)	(3,588)	(1,489)	(7,749)
Net income (loss)	4,389	(2,660)	(6,762)	(9,903)
Amortization of intangible assets	3,844	1,444	13,748	7,230
Impairment of intangible assets	—	2,780	—	9,722
Stock-based compensation	7,966	15,531	46,983	41,973
Costs related to acquisitions, restructuring and other infrequently occurring items	2,797	1,151	9,934	5,584
Settlement of litigation, net	(90)	(80)	(920)	2,700
Loss on asset disposition	—	—	5,226	—
Adjustment to exclude Mobile Operator Analytics Division	—	1,118	1,631	4,637
Non-cash portion of current tax provision related to excess tax benefits from stock-based compensation	(452)	3,529	(452)	5,757
Deferred tax provision (benefit)	423	(6,951)	256	(13,064)
Non-GAAP net income (1)	18,877	15,862	69,644	54,636
Current tax provision	2,098	59	1,941	1,992
Depreciation	5,980	4,798	21,740	17,983
Interest and other expense, net	445	358	1,626	1,247
Adjusted EBITDA (1)	$27,400	$21,077	$94,951	$75,858
Adjusted EBITDA margin (%) (1)	28.1%	23.7%	25.8%	23.3%

GAAP EPS (diluted)	$0.11	$(0.08)	$(0.18)	$(0.29)
Non-GAAP EPS (diluted)	$0.48	$0.46	$1.80	$1.57

Weighted - average number of shares used in per share calculation - common stock

GAAP EPS (diluted)	39,422,834	33,649,201	37,879,091	33,689,660
Non-GAAP EPS (diluted)	39,422,834	34,597,347	38,699,175	34,698,175

(1) comScore disposed of its Mobile Operator Analytics Division in May 2015. All pro forma amounts include adjustments to exclude the Mobile Operator Analytics Division and are based on management’s estimates of the revenue and results of operations of the aforementioned division.

Reconciliation of GAAP Operating Cash Flow to Free Cash Flow
(dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(unaudited)		(unaudited)

Net cash provided by operating activities	$12,042	$7,477	$59,882	$49,497
Purchase of property and equipment	(1,334)	(1,087)	(4,552)	(7,649)
Free cash flow	$10,708	$6,390	$55,330	$41,848

Revenue and Reconciliation of Income before Income Taxes to Adjusted EBITDA (Guidance)
(dollars in thousands)
Forecasted amounts for the three and twelve month periods ending March 31, 2016 and December 31, 2016 are based on the mid-points of the range of guidance provided herein (1)

	Three Months Ended March 31,		Full Year December 31,
	2016	2015 (1)	2016	2015 (1)
	(unaudited)		(unaudited)

Revenue	$108,000	$80,206	$520,000	$336,638

Income (loss) before income taxes	2,250	(9,403)	(15,200)	(5,121)
Amortization of intangible assets	9,600	811	46,900	11,931
Stock-based compensation	8,600	21,573	40,700	46,080
Gain on sale of Digital Analytix Division	(33,000)	—	(34,200)	—
Costs related to acquisitions and divestitures	15,500	1,405	23,800	7,108
Restructuring and other infrequently occurring items	9,000	—	16,500	2,826
Settlement of litigation, net	—	(90)	—	(920)
Depreciation	8,700	4,159	42,800	18,175
Interest and other expense, net	600	392	2,700	1,626
Adjusted EBITDA	$21,250	$18,847	$124,000	$81,705
Adjusted EBITDA margin (%)	20%	23%	24%	24%

Estimated Q1 2016 and full year 2016 non-GAAP (Diluted) share count is 52.0 million and 56.2 million, respectively.

(1) The three and twelve month periods ending March 31, and December 31, 2015, respectively have been adjusted to exclude the results of operations from the Mobile Operator Analytics Division and Digital Analytix Division.

GAAP pre-tax Reconciliation of Revenue and Adjusted EBITDA to Pro Forma Revenue and Pro Forma Adjusted EBITDA (Guidance)
(dollars in thousands)

	Three Months Ended March 31,
	2016	2015
	(unaudited)
	Pro Forma	As Reported (1)	Adjustment to Exclude Digital Analytix Division (2)	Pro Forma

Revenue	$108,000	$87,084	$(6,878)	$80,206
Adjusted EBITDA	$21,250	$21,295	$(2,448)	$18,847
Adjusted EBITDA margin (%)	20%	24%	36%	23%

	Twelve Months Ended December 31,
	2016	2015
	(unaudited)
	Pro Forma	As Reported (1)	Adjustment to Exclude Digital Analytix Division (2)	Pro Forma

Revenue	$520,000	$368,416	$(31,778)	$336,638
Adjusted EBITDA	$124,000	$94,951	$(13,246)	$81,705
Adjusted EBITDA margin (%)	24%	26%	42%	24%

(1) Pro forma revenue and pro forma Adjusted EBTIDA were adjusted to exclude the company’s Mobile Operator Analytics Division as presented for three months ended March 31, 2015 and twelve months ended December 31, 2015, respectively.
(2) Pro forma revenue and pro forma Adjusted EBITDA to exclude the Company's Digital Analytix Division.